EXHIBIT 5.1

                 [Letterhead of David S. Hunt, Attorney at Law]




                                  May 24, 2002

Electric Aquagenics Unlimited, Inc.
1464 W. 40 S. Suite #200
Lindon UT 84042-1629

     Re:     Registration Statement on Form SB-1

Gentlemen:

            I have acted as counsel to Electric Aquagenics Unlimited, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-1 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 750,00 shares of Common Stock, $.0001 par value (the "Shares"), of the Company (the "Common Stock"), subject to issuance by the Company.

            I have examined the originals or copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as conformed or photo copies and the authenticity of the originals of such copies.

            With respect to certain factual matters material to the opinions expressed herein, I have relied, without independent investigation, on certificates of public officials as to the good standing or qualification to do business, the representations and warranties of the Company in the Registration Statement, and statements contained in the certificates executed and delivered by the President and Secretary of the Company.

            Based on my examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that when issued in accordance with the terms of the Registration Statement, the Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                             Very truly yours,

                                             /s/ David S. Hunt
                                             ---------------------------
                                             David S. Hunt